EXHIBIT 99-1

NEWS FROM HEALTHSOUTH


                                                           FOR IMMEDIATE RELEASE
                                                               SEPTEMBER 7, 2001

                     HEALTHSOUTH ANNOUNCES PROPOSED PRIVATE
                            OFFERING OF SENIOR NOTES

BIRMINGHAM, Alabama -- HEALTHSOUTH Corporation (NYSE: HRC) today announced that it proposed to offer $500 million principal amount of senior unsecured notes with maturities of five and/or ten years to qualified institutional investors in a private placement. HEALTHSOUTH intends to use the net proceeds of the private placement to repay a portion of its existing bank debt. The company expects to complete the transaction during September 2001.

This announcement is neither an offer to sell nor a solicitation of an offer to buy these notes. Because these notes will be offered through a private placement, they have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements

Statements contained in this press release which are not historical facts are forward-looking statements. Without limiting the generality of the preceding statement, all statements in this press release concerning or relating to the proposed offering or sale of securities and the use of proceeds therefrom are forward-looking statements. In addition, HEALTHSOUTH, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. Such forward-looking statements are necessarily estimates reflecting the best judgment of HEALTHSOUTH's senior management based upon current information, involve a number of risks and uncertainties and are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. HEALTHSOUTH's actual results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors, including those identified in this press release and in the public filings made by HEALTHSOUTH with the Securities and Exchange Commission, including HEALTHSOUTH's Annual Report on Form 10-K for the year ended December 31, 2000 and its Quarterly Reports on Form 10-Q, and forward-looking statements contained in this press release or in other public statements of HEALTHSOUTH or its senior management should be considered in light of those factors. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements.

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      FOR MORE INFORMATION, CONTACT RICHARD M. SCRUSHY, CHAIRMAN & CEO, OR
       TADD MCVAY, EXECUTIVE VICE PRESIDENT AND TREASURER, AT 205-967-7116